Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated October 8, 2014 relating to the consolidated financial statements of Orbis Corporation as of December 31, 2013 and 2012, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Salberg & Company, P.A.
Salberg & Company, P.A.
Boca Raton, Florida

December 29, 2014